   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1998.

                                           REGISTRATION STATEMENT NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                            PAINE WEBBER GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       13-2760086
      (State or other jurisdiction of               (I.R.S. Employer Identification No.)
       incorporation or organization)

                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
                      ------------------------------------

                PAINEWEBBER PARTNERPLUS PLAN FOR BRANCH MANAGERS
                            (FULL TITLE OF THE PLAN)
                      ------------------------------------

                               THEODORE A. LEVINE
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                            PAINE WEBBER GROUP INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                           TELEPHONE: (212) 713-2879
 (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE FOR THE EMPLOYER AND
                       FOR THE ISSUER OF THE SECURITIES)
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF SECURITIES           AMOUNT TO BE         OFFERING PRICE           AGGREGATE        REGISTRATION FEE
       TO BE REGISTERED            REGISTERED(1)      PER OBLIGATION (2)     OFFERING PRICE (2)         (2)
------------------------------------------------------------------------------------------------------------------
  Deferred Compensation
    Obligations...............      $55,000,000              100%               $55,000,000           $15,290
------------------------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of Paine Webber Group Inc. to pay deferred compensation in the future in accordance with the PaineWebber PartnerPlus Plan For Branch Managers.

(2)  Estimated solely for the purpose of determining the registration fee.
                      ------------------------------------
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--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Incorporated by reference into this Registration Statement are (a) the Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13 of the Exchange Act, (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, (c) the Registrant's Current Reports on Form 8-K dated July 15, 1998 and October 13, 1998. All documents subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Under the PaineWebber PartnerPlus Plan For Branch Managers (the "Plan"), Paine Webber Group Inc. (the "Company") will provide eligible employees the opportunity to enter into agreements for the deferral of a specified percentage of their cash compensation. In addition, the Company will make contributions to an eligible employee's account each year in accordance with the terms of the Plan. The obligations of the Company under such agreements (the "Obligations") will be unsecured general obligations of the Company to pay the benefits in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. However, because the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including participants in the Plan), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including PaineWebber Incorporated, to the Company are restricted by net capital requirements under the Exchange Act, and under rules of certain exchanges and other regulatory bodies.

     The amount of compensation to be deferred by each participating employee (each a "Participant") will be determined in accordance with the Plan based on elections by each Participant. In addition, the Company may make contributions to an eligible employees account each year in accordance with the terms of the Plan. Each Obligation will be payable generally at a specified time in the tenth year after the year of contribution in accordance with the terms of the Plan. The employee and Company contributions will be credited with interest based on two formulas as set forth in the Plan. The Obligations will be denominated and be payable in United States dollars.

     Company contributions made on or after January 1, 1999 and the interest thereon generally will vest 20% per year beginning after six years from the date of contribution, through year ten. Company contributions made prior to January 1, 1999 generally will vest after ten years from the date of contribution. Voluntary contributions vest immediately and the interest thereon will vest on the same terms as interest on Company contributions.

     A Participant's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by written will, or by the laws of descent and distribution.

     Participants may withdraw vested contributions and vested interest, but no voluntary contribution may be withdrawn within one year after it was contributed, and amounts contributed in 1999 and later may be withdrawn only upon one year's advance notice. Unvested interest on withdrawn contributions will in certain circumstances be forfeited.

     At or following termination of the Plan, as specified by the Company, further contributions and further crediting of interest will cease, vested amounts will be distributed to participants, and unvested amounts may be forfeited or may be distributed or otherwise provided for in the discretion of the Company (subject to certain limitations in the event of a prior change in control of the Company).

     The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon default.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the securities offered hereby has been passed upon for the Registrant by Theodore A. Levine, Senior Vice President and General Counsel of Registrant, who owns beneficially 31,442 shares of Registrant's Common Stock and has options to purchase 205,625 shares of the Registrant's Common Stock that are not currently exercisable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware gives corporations the power to eliminate or limit the personal liability of directors under certain circumstances. Section 145 of the General Corporation Law of the State of Delaware gives corporations the power to indemnify directors and officers under certain circumstances.

     Article IX of the Restated Certificate of Incorporation (relating to the elimination of personal liability of directors of the Company) of Paine Webber Group Inc. filed as Exhibit 3.1 of Registrant's Form 10-Q for the quarter ended March 31, 1998 is incorporated herein by reference. Article VII of Paine Webber Group Inc.'s By-Laws (relating to indemnification of directors and officers of the Company) filed as Exhibit 3.5 of Registrant's Form 10-K for the year ended December 31, 1997 is incorporated herein by reference.

     The registrant also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such. The general scope of coverage is any breach of duty, neglect, error, misstatement, misleading statement or omission. Such policy does not exclude liabilities under the Securities Act of 1933. The registrant also maintains fiduciary liability insurance for losses in connection with claims made against directors or officers for violation of any of the responsibilities, obligations or duties imposed upon fiduciaries under the Employee Retirement Income Act of 1974 ("ERISA").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

  5    --   Opinion of Theodore A. Levine, Esq.
 23.1  --   Consent of Ernst & Young LLP.
 23.2  --   Consent of Theodore A. Levine (set forth in Exhibit 5
            Opinion).
 25    --   Power of Attorney (set forth on the signature page of this
            Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on September 30, 1998.

                                          PAINE WEBBER GROUP INC.
                                              (Registrant)

                                                 /s/ DONALD B. MARRON
                                          By:
                                          --------------------------------------

                                                     (Donald B. Marron,
                                                 Chairman of the Board and
                                                  Chief Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints DONALD B. MARRON, F. DANIEL CORKERY and REGINA DOLAN, and each of them (with full power to each of them to act alone), their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
            /s/ DONALD B. MARRON               Chairman of the Board, Chief         September 30, 1998
---------------------------------------------  Executive Officer and Director
             (Donald B. Marron)                (principal executive officer)

             /s/ REGINA A. DOLAN               Senior Vice President and Chief      September 30, 1998
---------------------------------------------  Financial Officer (principal
              (Regina A. Dolan)                financial and accounting officer)
                                               and Director

         /s/ E. GARRETT BEWKES, JR.                         Director                September 30, 1998
---------------------------------------------
          (E. Garrett Bewkes, Jr.)

               /s/ RETO BRAUN                               Director                September 30, 1998
---------------------------------------------
                (Reto Braun)

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
          /s/ JOSEPH J. GRANO, JR.                          Director                September 30, 1998
---------------------------------------------
           (Joseph J. Grano, Jr.)

             /s/ FRANK P. DOYLE                             Director                September 30, 1998
---------------------------------------------
              (Frank P. Doyle)

            /s/ JAMES W. KINNEAR                            Director                September 30, 1998
---------------------------------------------
             (James W. Kinnear)

              /s/ NAOSHI KIYONO                             Director                September 30, 1998
---------------------------------------------
               (Naoshi Kiyono)

           /s/ ROBERT M. LOEFFLER                           Director                September 30, 1998
---------------------------------------------
            (Robert M. Loeffler)

           /s/ EDWARD RANDALL, III                          Director                September 30, 1998
---------------------------------------------
            (Edward Randall, III)

             /s/ HENRY ROSOVSKY                             Director                September 30, 1998
---------------------------------------------
              (Henry Rosovsky)

                                                            Director                September 30, 1998
---------------------------------------------
               (Yoshinao Seki)

           /s/ JOHN R. TORELL III                           Director                September 30, 1998
---------------------------------------------
            (John R. Torell III)

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                 DESCRIPTION
-------                               -----------
     5    --  Opinion of Theodore A. Levine.
    23.1  --  Consent of Ernst & Young LLP.
    23.2  --  Consent of Theodore A. Levine (included as part of Exhibit
              5).
    25    --  Power of Attorney (set forth on the signature page of this
              Registration Statement).